UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 10, 2021
Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a share	FRT-C	New York Stock Exchange
of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 10, 2021, the Board of Trustees (“Board”) of Federal Realty Investment Trust (“Company”) promoted Mr. Jeffrey S. Berkes, 57, to President and Chief Operating Officer of the Company. Mr. Berkes served as the Company’s Executive Vice President-Western Region President from 2011 to 2021 and prior to that time held other officer positions within Company, including Chief Investment Officer (2003 – 2011). Mr. Donald C. Wood will remain the Company’s Chief Executive Officer.

In connection with Mr. Berkes’ promotion, he will receive the following compensation: (a) an annual base salary of $575,000; (b) eligibility for an annual bonus under our annual bonus plan targeted at 100% of his annual base salary; (c) eligibility for an annual equity award under our long-term incentive plan with a target level of $1,000,000; (d) a $1,000,000 restricted share award that vests equally over five years subject to Mr. Berkes’ continued employment with the Company; and (e) a performance share award of between $500,000 and $2,000,000 depending on the Company’s total annual shareholder return relative to the total annual shareholder return of the Bloomberg REIT Shopping Center Index during the four-year period from 2021 through 2024. The performance share award agreement is filed as an exhibit to this report.

The Company and Mr. Berkes also entered into an amended and restated severance and change in control agreement that will provide for payments and benefits to Mr. Berkes in the event he is terminated without cause, resigns on constructive termination or there occurs a change in control, subject to the terms and conditions described in the agreement. The amended and restated severance agreement is filed as an exhibit to this report.

Also on February 10, 2021, the Compensation Committee (“Committee”) of the Board approved payment of an annual bonus to Donald C. Wood, our Chief Executive Officer equal to 50% of his target award under our annual bonus plan, and an annual bonus to each of Dawn M. Becker, our Executive Vice President-General Counsel and Secretary, and Daniel Guglielmone, our Executive Vice President-Chief Financial Officer and Treasurer, equal to 75% of their respective target award under our annual bonus plan. The Committee exercised its discretion in making these annual bonus awards in light of the work that was done to address the impacts of COVID-19 on the Company’s business.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 10, 2021, the Board approved an amendment to the Company’s bylaws to provide for proxy access. The amendment provides that the Company will include in its proxy statement individuals nominated to stand for election to the Board by any shareholder or group of up to 20 shareholders who have owned at least 3% of the Company’s stock for at least 3 years. The number of potential nominees shareholders can submit for any annual meeting is limited to the greater of 2 or 20% of the total number of trustees on the Board. Proxy access is subject to procedural and other conditions and requirements as described more fully in our bylaws. The proxy access provision is included in Article II, Section 13 of our bylaws, a copy of which is filed as an exhibit to this report and is incorporated by reference into this Item 5.03.

Item 9.01.     Financial Statements and Exhibits.

    (d)    Exhibits

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	February 12, 2021	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Performance Award Agreement for Mr. Berkes

10.2	Amended and Restated Severance Agreement for Mr. Berkes

3.1	Amended and Restated Section 13 of Article II of the Amended and Restated Bylaws

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)